Exhibit 5.1

July 26, 2024

Occidental Petroleum Corporation
$600,000,000 5.000% Senior Notes due 2027
$1,200,000,000 5.200% Senior Notes due 2029
$1,000,000,000 5.375% Senior Notes due 2032
$1,200,000,000 5.550% Senior Notes due 2034
$1,000,000,000 6.050% Senior Notes due 2054

Ladies and Gentlemen:

We have acted as counsel for Occidental Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the public offering and sale by the Company of $600,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2027 (the “2027 Notes”), $1,200,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2029 (the “2029 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2032 (the “2032 Notes”), $1,200,000,000 aggregate principal amount of the Company’s 5.550% Senior Notes due 2034 (the “2034 Notes”)  and $1,000,000,000 aggregate principal amount of the Company’s 6.050% Senior Notes due 2054 (the “2054 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2032 Notes and the 2034 Notes, the “Notes”), to be issued under the indenture dated as of August 8, 2019 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 13, 2020, the Second Supplemental Indenture dated as of December 22, 2020, the Third Supplemental Indenture dated as of July 15, 2021, and the Officer’s Certificate of the Company dated the date hereof, establishing the terms of the Notes (the Base Indenture, as so supplemented, the “Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture (and the forms of Notes contained therein) and the Registration Statement on Form S‑3 (Registration No. 333‑266420) filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2022 (the “Registration Statement”), with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”) of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.  We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee and that the Notes will conform to the respective forms thereof included in the Indenture.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for, they will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporate Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement dated July 23, 2024, constituting part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046

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